Exhibit 4.4

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of November 21, 2014, among Sealed Air Corporation, a Delaware corporation (the “Company”), the guarantors party hereto (the “Guarantors”) and HSBC Bank USA, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS, the Company, the Guarantors and the Trustee have heretofore executed and delivered to the Trustee an Indenture, dated as of October 3, 2011 (the “Indenture”), providing for the issuance of 8.125% Senior Notes due 2019 (the “Securities”) of the Company;

WHEREAS, there is currently outstanding under the Indenture $750,000,000 in aggregate principal amount of the Securities;

WHEREAS, Section 9.2 of the Indenture provides that the Company, the Guarantors and the Trustee may, with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities voting as a class, enter into a supplemental indenture for the purpose of amending the Indenture with respect to the Securities;

WHEREAS, the Company has offered to purchase for cash any and all of the outstanding Securities upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated November 7, 2014 (as the same may be amended or supplemented from time to time, the “Statement”), and in the related Consent and Letter of Transmittal (as the same may be amended or supplemented from time to time, and, together with the Statement, the “Offer”), from each Holder of such Securities;

WHEREAS, the Offer is conditioned upon, among other things, the proposed amendments and waivers (the “Proposed Amendments”) to the Indenture with respect to the Securities set forth herein having been approved by at least a majority in aggregate principal amount of the outstanding Securities (and a supplemental indenture in respect thereof having been executed and delivered) with the effectiveness of such Proposed Amendments with respect to the Securities being subject to the acceptance for payment by the Company of the Securities representing a majority in aggregate principal amount of the outstanding Securities pursuant to the Offer (the “Acceptance”);

WHEREAS, the Company has received and delivered to the Trustee the requisite consents to effect the Proposed Amendments under the Indenture with respect to the Securities;

WHEREAS, the Company and the Guarantors have been authorized by resolutions of their respective Board of Directors or Managers, as the case may be, to enter into this First Supplemental Indenture;

WHEREAS, the Company has delivered to the Trustee an Officer’s Certificate as well as an Opinion of Counsel to the effect that the execution of this First Supplemental Indenture by the Company is authorized and permitted under the Indenture and that all conditions precedent provided for in the Indenture to the execution of this First Supplemental Indenture to be complied with by the Company have been complied with; and

WHEREAS, the Company has instructed the Trustee to execute and deliver this First Supplemental Indenture pursuant to the terms of the Indenture and that Company Order dated the date hereof, and all other acts and proceedings required by law, by the Indenture and by the certificate of incorporation and the by-laws of the Company to make this First Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, and for the equal and proportionate benefit of the Holders of the Securities, the Company, the Guarantors and the Trustee hereby agree as follows:

ARTICLE ONE

Section 1.01 Definitions; References.

Capitalized terms used in this Second Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

Section 1.1 of the Indenture is amended with respect to the Securities by deleting all definitions of terms, and references to definitions of terms, that are used exclusively in the text of the Indenture and in the text of the Securities that are being otherwise eliminated by this First Supplemental Indenture.

ARTICLE TWO

Section 2.01 Amendment of Section 4.5.

The Indenture is amended such that Section 4.5 shall only apply to the Company’s 8.375% Senior Notes due 2021 (the “2021 Notes”) and shall not apply to the Securities.

Section 2.02 Amendment of Section 4.6.

The Indenture is amended such that Section 4.6 shall only apply to the 2021 Notes and shall not apply to the Securities.

Section 2.03 Amendment of Section 4.7.

The Indenture is amended such that Section 4.7 shall only apply to the 2021 Notes and shall not apply to the Securities.

Section 2.04 Amendment of Section 4.8.

The Indenture is amended such that Section 4.8 shall only apply to the 2021 Notes and shall not apply to the Securities.

Section 2.05 Amendment of Section 4.9.

The Indenture is amended such that Section 4.9 shall only apply to the 2021 Notes and shall not apply to the Securities.

Section 2.06 Amendment of Section 4.10.

The Indenture is amended such that Section 4.10 shall only apply to the 2021 Notes and shall not apply to the Securities.

Section 2.07 Amendment of Section 4.11.

The Indenture is amended such that Section 4.11 shall only apply to the 2021 Notes and shall not apply to the Securities.

Section 2.08 Amendment of Section 4.12.

The Indenture is amended such that Section 4.12 shall only apply to the 2021 Notes and shall not apply to the Securities.

Section 2.09 Amendment of Section 4.13.

The Indenture is amended such that Section 4.13 shall only apply to the 2021 Notes and shall not apply to the Securities.

Section 2.10 Amendment of Section 4.14.

The Indenture is amended such that Section 4.14 shall only apply to the 2021 Notes and shall not apply to the Securities.

Section 2.11 Amendment of Section 4.15.

The Indenture is amended such that Section 4.15 shall only apply to the 2021 Notes and shall not apply to the Securities.

Section 2.12 Amendment of Section 4.17.

The Indenture is amended such that Section 4.17 shall only apply to the 2021 Notes and shall not apply to the Securities.

Section 2.13 Amendment of Section 4.18.

The Indenture is amended such that Section 4.18 shall only apply to the 2021 Notes and shall not apply to the Securities.

Section 2.14 Amendment of Section 5.1.

The Indenture is amended such that clauses (a)(1), (a)(3), (a)(5) and (b)(1) under Section 5.1 shall only apply to the 2021 Notes and shall not apply to the Securities.

Section 2.15 Amendment of Section 6.1.

The Indenture is amended such that clauses (a)(3) through (a)(8) under Section 6.1 shall only apply to the 2021 Notes and shall not apply to the Securities.

Section 2.16 Amendment to the Securities.

To the extent the Securities include certain of the foregoing provisions from the Indenture to be deleted pursuant to Sections 2.01 through 2.15 hereof, on and after the Acceptance, such provisions from the Securities, and such cross references and definitions as may relate thereto, shall be deemed deleted.

ARTICLE THREE

Section 3.01 Effectiveness of Amendments

This First Supplemental Indenture shall be effective upon its execution and delivery by the parties hereto. The amendments set forth in Article One and Article Two hereof will not become operative until the acceptance for purchase of, and payment of the Total Consideration (as defined in the Statement) or Tender Offer Consideration (as defined in the Statement), as applicable, with respect to, Securities representing the Required Consents (as defined in the Statement).

Section 3.02 Continuing Effect of Indenture.

Except as expressly provided herein, all of the terms, provisions and conditions of the Indenture and the Securities outstanding thereunder shall remain in full force and effect. On and after the Acceptance, each reference in the Indenture to “the Indenture,” “this Indenture,” “hereunder,” “hereof” or “herein” shall mean and be a reference to the Indenture as supplemented by this First Supplemental Indenture unless the context otherwise requires. For the avoidance of doubt, this First Supplemental Indenture does not amend or modify the Indenture with respect to the 2021 Notes issued thereunder.

Section 3.03 Construction of Supplemental Indenture.

The First Supplemental Indenture is executed and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 3.04 Trustee Disclaimer.

The recitals contained in this First Supplemental Indenture shall be taken as the statements of the Company and the Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture. All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee under this First Supplemental Indenture.

Section 3.05 Counterparts.

This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 3.06 Supplemental Indenture Forms Part of Indenture.

The First Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this First Supplemental Indenture forms a part of the Indenture for all purposes. The Indenture, as amended and supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed.

Section 3.07 Headings.

The section headings herein are for convenience only and shall not affect the construction thereof.

Section 3.08 Severability.

In case any provision in this First Supplemental Indenture or the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

SEALED AIR CORPORATION

By:	/s/ Tod S. Christie
Name: Tod S. Christie
Title: Treasurer

[Signature Page to First Supplemental Indenture (2019 Notes)]

CPI Packaging, Inc.

By:	/s/ Tod S. Christie
Name: Tod S. Christie
Title: Vice President and Treasurer

Cryovac, Inc.

By:	/s/ Tod S. Christie
Name: Tod S. Christie
Title: Vice President and Treasurer

Cryovac International Holdings, Inc.

By:	/s/ Tod S. Christie
Name: Tod S. Christie
Title: President

Cryovac Leasing Corporation

By:	/s/ Tod S. Christie
Name: Tod S. Christie
Title: President

Poly Packaging Systems, Inc.

By:	/s/ Tod S. Christie
Name: Tod S. Christie
Title: Vice President and Treasurer

Reflectix, Inc.

By:	/s/ Tod S. Christie
Name: Tod S. Christie
Title: Vice President and Treasurer

[Signature Page to First Supplemental Indenture (2019 Notes)]

Sealed Air Corporation (US)

By:	/s/ Tod S. Christie
	Name:	Tod S. Christie
	Title:	Vice President and Treasurer

Sealed Air LLC

By:	/s/ Tod S. Christie
	Name:	Tod S. Christie
	Title:	President

Sealed Air Nevada Holdings Limited

By:	/s/ Tod S. Christie
	Name:	Tod S. Christie
	Title:	President

Sealed Air Solutions Holdings, Inc.

By:	/s/ Tod S. Christie
	Name:	Tod S. Christie
	Title:	Vice President and Treasurer and Chief Financial Officer

Shanklin Corporation

By:	/s/ Tod S. Christie
	Name:	Tod S. Christie
	Title:	Vice President and Treasurer

Auto-C, LLC

By:	/s/ Tod S. Christie
	Name:	Tod S. Christie
	Title:	President

[Signature Page to First Supplemental Indenture (2019 Notes)]

Diversey, Inc.

By:	/s/ Tod S. Christie
	Name:	Tod S. Christie
	Title:	Vice President

Diversey Puerto Rico, Inc.

By:	/s/ Tod S. Christie
	Name:	Tod S. Christie
	Title:	Vice President and Treasurer

Diversey Shareholdings, Inc.

By:	/s/ Tod S. Christie
	Name:	Tod S. Christie
	Title:	President and Treasurer

JDI CEE Holdings, Inc.

By:	/s/ Tod S. Christie
	Name:	Tod S. Christie
	Title:	President

JDI Holdings, Inc.

By:	/s/ Tod S. Christie
	Name:	Tod S. Christie
	Title:	President and Treasurer

JWP Investments, Inc.

By:	/s/ Tod S. Christie
	Name:	Tod S. Christie
	Title:	President and Treasurer

[Signature Page to First Supplemental Indenture (2019 Notes)]

Professional Shareholdings, Inc.

By:	/s/ Tod S. Christie
	Name:	Tod S. Christie
	Title:	President and Treasurer

The Butcher Company

By:	/s/ Tod S. Christie
	Name:	Tod S. Christie
	Title:	President and Treasurer

[Signature Page to First Supplemental Indenture (2019 Notes)]

HSBC BANK USA, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Lisa J. Price
	Name:	Lisa J. Price
	Title:	Vice President

[Signature Page to First Supplemental Indenture (2019 Notes)]